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EXHIBIT 23

CONSENT OF INDEPENDENT ACCOUNTANTS

       We hereby consent to the incorporation by reference in the Registration Statements on Forms S-3/A (No. 333-92251) and S-8 (No. 333-62791, 333-89547,
333-77471, and 333-70439) of Eclipsys Corporation of our report dated February 18, 2000 relating to the financial statements and financial schedule, which appears in this Form 10-K.


PricewaterhouseCoopers LLP

Atlanta, Georgia
March 29, 2000